Exhibit 10.1

VULCAN MATERIALS COMPANY

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of August 16, 2021, by and between VULCAN MATERIALS COMPANY, a New Jersey corporation (the “Borrower”), and TRUIST BANK, as the Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H  :

WHEREAS, the Borrower, the Lenders, and the Administrative Agent are party to that certain Credit Agreement dated as of June 30, 2021 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to Section 10.12 of the Credit Agreement, the Credit Agreement may be amended by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as the Lenders shall have received five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment;

WHEREAS, the Borrower and the Administrative have agreed, as permitted by Section 10.12 of the Credit Agreement and subject to the terms and conditions and in the manner set forth herein, to amend the Credit Agreement to cure certain ambiguities, omissions, defects and/or inconsistencies.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

SECTION 1. Definitions.  Unless otherwise specifically defined herein, each term used herein (and in the preamble and recitals above) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

SECTION 2. Amendments to Credit Agreement.
(a) Section 7.6 of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:

Section 7.6Restrictive Agreements.  No Credit Party will, nor will it permit any of its Material Subsidiaries to, directly or indirectly, enter into after the Effective Date any agreement that prohibits, restricts or imposes any condition upon (a) its ability to create, incur or permit any Lien upon any of its assets, or (b) the ability of any of its Subsidiaries to pay dividends or other distributions with respect to its Equity Interests, to make or repay loans or advances to any Credit Party, to Guarantee Indebtedness of any Credit Party or to transfer any of its assets to any Credit Party; provided that (i) the foregoing shall not apply to restrictions or conditions imposed by (A) law, (B) this Agreement or any other Loan Document, (C) the Revolving Credit Agreement or any other Loan Document (as defined in the Revolving Credit Agreement), in each case with respect to this clause (C), as in effect on the Effective Date or (D) for so long as the same are permitted to remain outstanding pursuant to Section 7.11, the USCR 2024 Notes or the USCR 2029 Notes, (ii) the foregoing shall not apply to (A) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary or the assets being sold and such sale is permitted hereunder or (B) customary restrictions and conditions contained in agreements with depositaries, securities intermediaries and other financial institutions relating to accounts maintained by a Credit Party or a Material Subsidiary, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the assets securing such Indebtedness, (iv) clause (a) shall not apply to customary provisions in leases restricting the assignment thereof and (v) clauses (a) and (b) shall not apply to Indebtedness incurred after the Effective Date so long as restrictions contained in such Indebtedness are not more restrictive, taken as a whole, than the restrictions in the 2007 Indenture as in effect on the Revolving Credit Agreement Closing Date.

(b) Section 7.11 of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:

Section 7.11Priority Indebtedness.  The Borrower will not permit any Subsidiary to create, incur, assume, suffer to exist or be obligated under any Indebtedness for borrowed money (as a borrower, guarantor or otherwise), other than (a) intercompany Indebtedness owed by any Subsidiary of the Company to the Company or any other Subsidiary of the Company, (b) the USCR 2024 Notes and the USCR 2029 Notes so long as, in each case, (x) a notice of redemption for the entire outstanding amount thereof shall have been delivered, on the Funding Date (or by such later date as the Administrative Agent may approve in writing in its sole discretion), to the trustee thereof in accordance with the redemption provisions applicable thereto and (y) such Indebtedness is redeemed and discharged in its entirety on or prior to the date that is 90 days after the Funding Date (or such later date as the Administrative Agent may approve in writing in its sole discretion), (c) capital leases and purchase money equipment financings of USCR and its Subsidiaries assumed in connection with the USCR Acquisition (including, without limitation, any such Indebtedness secured by a Lien set forth on Schedule 1.1(b)) and (d) other Indebtedness in an amount not to exceed $25,000,000 in the aggregate outstanding at any time, unless the Borrower shall have, prior to or concurrent with the incurrence of such Indebtedness, caused such Subsidiary to guarantee the Obligations and become a Credit Party hereunder by entering into a guaranty and joinder agreement in form and substance reasonably acceptable to the Administrative Agent and delivering such other documentation (including customary certificates, resolutions and legal opinions) and taking such other actions as reasonably requested by the Administrative Agent in connection with such guaranty; provided that no Foreign Subsidiary shall be required to provide such guaranty if doing so would reasonably be expected to result in material adverse tax consequences to the Borrower and its Subsidiaries.

SECTION 3. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a) Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents is true and correct in all material respects (or, if any such representation or warranty already includes a materiality or material adverse effect qualifier, such representation or warranty is true and correct in all respects) on and as of the date hereof as if made on and as of such date except to the extent that such representations and warranties relate to an earlier date, in which case such representation and warranty was true and correct in all material respects (or, if any such representation or warranty already includes a materiality or material adverse effect qualifier, such representation or warranty was true and correct in all respects) as of such earlier date.

(b) As of the date hereof there exists no Default or Event of Default and immediately after giving effect to this Amendment there will exist no Default or Event of Default.

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(c) The Borrower has the power and is duly authorized to enter into, deliver, and perform this Amendment.
(d) This Amendment is the legal, valid, and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.
SECTION 4. Conditions Precedent. This Amendment shall become effective only upon satisfaction of each of the following conditions:
(a) the receipt by the Administrative Agent of this Amendment duly executed by each of the Borrower and the Administrative Agent;

(b) delivery of notice of this Amendment to the Lenders and the Administrative Agent shall not have received, within five Business Days of the date of such notice, a written notice from the Required Lenders stating that the Required Lenders object to this Amendment; and

(c) the receipt by the Administrative Agent, and the effectiveness, of an amendment to the Revolving Credit Agreement, in form and substance satisfactory to the Administrative Agent duly executed by the Borrower and the Administrative Agent (each as defined therein).

SECTION 5. Miscellaneous Terms.
(a) Loan Document. For avoidance of doubt, the Borrower and the Administrative Agent hereby acknowledge and agree that this Amendment is a Loan Document.

(b) Effect of Amendment.  Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Borrower.

(c) No Novation or Mutual Departure.  The Borrower expressly acknowledges and agrees that (i) there has not been, and this Amendment does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments contained in Section 2 above, and (ii) nothing in this Amendment shall affect or limit the Administrative Agent’s or any Lender’s right to demand payment of liabilities owing from the Borrower to the Administrative Agent or the Lender under, or to demand strict performance of the terms, provisions, and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default under the Credit Agreement or the other Loan Documents.

(d) Ratification.  The Borrower hereby restates, ratifies, and reaffirms all of its obligations and covenants set forth in the Credit Agreement and the other Loan Documents to which it is party effective as of the date hereof.

(e) Claims. To induce the Administrative Agent and the Lenders to agree to this Amendment and to continue to make advances pursuant to the Credit Agreement (subject to the 3 terms and conditions thereof), the Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists no right of offset, defense, counterclaim, claim, or objection in favor of the Borrower or arising out of or with respect to any of the Loans or other obligations of the Borrower owed to the Administrative Agent and the Lenders under the Credit Agreement or any other Loan Document.

(f) Release.  In consideration of the agreements contained herein, the Borrower hereby waives and releases each of the Lender Group members and their respective directors, partners, officers, employees and agents, from any and all claims and defenses, known or unknown as of the date of this Amendment, with respect to the Credit Agreement, the other Loan Documents and the transactions contemplated thereby on or before the date of this Amendment.

(g) Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

(h) Fax or Other Transmission.  Delivery by one or more parties hereto of an executed counterpart of this Amendment via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.

(i) Recitals Incorporated Herein. The preamble and the recitals to this Amendment are hereby incorporated herein by this reference.

(j) Section References.  Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

(k) Further Assurances.  The Borrower agrees to take, at the Borrower’s expense, such further actions as the Administrative Agent shall reasonably request from time to time to evidence the amendments set forth herein and the transactions contemplated hereby.

(l) Governing Law.  This Amendment shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(m) Severability.  Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

[SIGNATURES ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:	VULCAN MATERIALS COMPANY, as the Borrower By: /s/ C. Wes Burton, Jr. Name: C. Wes Burton, Jr. Title: VP & Treasurer

[VULCAN – FIRST AMENDMENT TO CREDIT AGREEMENT]

ADMINISTRATIVE AGENT:	TRUIST BANK, as the Administrative Agent By: /s/ Troy R. Weaver Name: Troy R. Weaver Title: Managing Director

[VULCAN – FIRST AMENDMENT TO CREDIT AGREEMENT]